                                                                     EXHIBIT 9.1

                         VOTING AGREEMENT AND CONSENT

          VOTING AGREEMENT AND CONSENT (this "Agreement"), dated as of July 18, 2000, by and among Plum Creek Timber Company, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), Georgia-Pacific Corporation, a corporation organized under the laws of the state of Georgia ("Georgia-Pacific"), and each other person set forth on the signature pages hereof (each individually a "Securityholder", and collectively, the "Securityholders"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

          WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger attached as Exhibit A hereto (the "Merger Agreement") is being entered into by and among the Company, Georgia-Pacific and the direct or indirect wholly owned subsidiaries of Georgia-Pacific party thereto (collectively, the "Spincos"), pursuant to which each of the Spincos will be merged with and into the Company, with the Company being the surviving corporation in the merger (the "Merger");

          WHEREAS, immediately prior to the Merger, Georgia-Pacific will redeem all of the outstanding shares of the Triton Common Stock (as defined in the Merger Agreement) in exchange for all of the outstanding shares of each Spinco by delivery of one unit consisting of one share of common stock of each Spinco for each share of Triton Common Stock outstanding;

          WHEREAS, as a condition to, and in consideration for the Company's and Georgia-Pacific's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, the Company and Georgia-Pacific have required that the Securityholders enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing, the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Definitions. For purposes of this Agreement:

     (a) "Acquisition Proposal" shall mean any proposal or offer to acquire all or a substantial part of the business or properties of the Company or capital stock of the Company or any proposal or offer that, if consummated, would cause the transactions contemplated by the Merger Agreement to fail to qualify as a series of tax-free transactions, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company, or any subsidiary, division or operating or principal business unit of the Company.

     (b) "Affiliate" shall mean any person directly or indirectly controlling, controlled by, or under common control with, such person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

     (c) "Beneficially Own" or "Beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person shall include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section13(d)(3) of the Exchange Act.

     (d) "Changed Board Recommendation" shall mean a majority of the board of directors of the Company excluding John H. Scully, William J. Patterson and William E. Oberndorf or any successors designated by the Securityholders recommend that the stockholders of the Company vote against the Merger.

     (e) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     (f) "Securities" shall mean the Common Stock and the Special Voting Stock, collectively. In the event of any dividend or distribution consisting of either the Common Stock or Special Voting Stock, or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, the term "Securities" shall refer to and include the Common Stock and the Special Voting Stock as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Common Stock and/or Special Voting Stock may be changed or exchanged.

     (g) "Special Voting Stock" shall mean the special voting common stock, par value $.01 per share, of the Company.

     2.   Consent.

     (a) Each Securityholder hereby irrevocably elects, pursuant to Section C.6(a) of Article Fourth of the Certificate of Incorporation of the Company, to convert each share of Special Voting Stock into one share of Common Stock immediately prior to the Merger. Each Securityholder understands and acknowledges that such conversion of Special Voting Stock into Common Stock will permanently and irrevocably extinguish any separate class voting rights of such Securityholders to approve Extraordinary Transactions (as defined in the Certificate of Incorporation of the Company) pursuant to Section C.3(c) of Article Fourth of the Certificate of Incorporation of the Company. Each Securityholder understands and acknowledges that following the irrevocable election in this Section 2(a), such Securityholder will have only those rights of a holder of Common Stock (other than with respect to (i) rights under the Registration Rights Agreement among the Securityholders and the Company (the "Registration Rights Agreement") and (ii) rights under Section 2(b) below).

     (b) Each Securityholder hereby permanently and irrevocably waives, simultaneously with the consummation of the Merger, any and all rights to designate more than three nominees to the board of directors of the Company under Section 3.5 "Control Rights" of the Amended and Restated Agreement and Plan of Conversion, dated as of July 17, 1998, by and among the Company, Plum Creek Timber Company, L.P. and Plum Creek Management Company, L.P. (the "Conversion Agreement"). Each Securityholder understands and acknowledges that such waiver of rights under Section 3.5 of the Conversion Agreement will permanently and irrevocably extinguish any rights of the Securityholders to designate a majority of the board of directors of the Company under either the Conversion Agreement or Section C of Article Fifth of the Certificate of Incorporation of the Company (unless three directors would constitute a majority of the board of directors).

     (c) Each Securityholder hereby affirms that such irrevocable elections shall survive such Securityholder's death, incapacity or incompetence or the transfer of any Security.

     3.   Voting Agreement. Prior to any Changed Board

Recommendation, each Securityholder shall, at any meeting of the stockholders of the Company, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company, vote (or join the written consent) all Securities directly or indirectly Beneficially Owned by such Securityholder (i) to approve the Merger Agreement, the Merger and the transactions contemplated thereby, including, without limitation, the amendments to the Company's Certificate of Incorporation as contemplated by the Merger Agreement and the taking of any actions necessary or appropriate in furtherance thereof, (ii) against any Acquisition Proposal, unless they shall have received the prior written consent of the Company and Georgia-Pacific and
(iii) to approve any proposed amendments to the Company's Certificate of Incorporation to eliminate the Company's staggered board of directors.

     4. No Inconsistent Arrangements. Each Securityholder hereby covenants and agrees that it shall not (i) transfer (which term shall include without limitation, any sale, gift, pledge, lien, mortgage, hypothecation or other disposition), or consent to any transfer of, any or all of such Securityholder's Securities, or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Securities or any interest therein, (iii) grant any other proxy, power-of-attorney or other authorization in or with respect to such Securities, (iv) deposit such Securities into a voting trust or enter into a voting agreement or arrangement the with respect to such Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Securityholders' obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Notwithstanding this Section 4, each Securityholder may sell Securities (A) pursuant to an effective registration statement, Rule 144 or Rule 145 under the Securities Act of 1933, as amended or (B) in any other transaction subject to the terms of this Voting Agreement and Consent.

     5.   Grant of Proxy; Appointment of Proxies.

     (a) Each Securityholder hereby grants to, and appoints, James F. Kelley and Ken Khoury, or either of them, in their respective capacities as officers of Georgia-Pacific, and any individual who shall hereafter succeed to any such office of Georgia-Pacific, and each of them individually, such Securityholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Securityholder, to vote or give written consent with respect to all of such Securityholder's Securities (i) in favor of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, including, without limitation, the Amendments to the Company's Certificate of Incorporation as contemplated by the Merger Agreement and the taking of any actions necessary or appropriate in furtherance thereof, and (ii) against any Acquisition Proposal. The proxy granted hereby is revocable (A) by each Securityholder in the event of a Changed Board Recommendation and (B) with respect to those Securities sold pursuant to an effective registration statement, Rule 144 or Rule 145 under the Securities Act of 1933, as amended.

     (b) Each Securityholder represents that any proxies heretofore given in respect of such Securityholder's Securities are not irrevocable, and that all such proxies are hereby revoked.

     (c) Each Securityholder understands and acknowledges that each of the Company and Georgia-Pacific is entering into the Merger Agreement in reliance upon such Securityholder's execution and delivery of this Agreement. Each Securityholder hereby affirms that the proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of such Securityholder under this Agreement. Each Securityholder hereby affirms that such proxy shall survive such Securityholder's death, incapacity or incompetence or the transfer of any Security other than those Securities sold pursuant to an effective registration statement, Rule 144 or Rule 145 under the Securities Act of 1933, as amended. Each Securityholder hereby ratifies and confirms all that each such proxy may lawfully do or cause to be done by virtue hereof.

     6. No Solicitation. Each Securityholder hereby agrees, in such Securityholder's capacity as a stockholder of the Company, that neither such Securityholder nor any of such Securityholder's Affiliates, subsidiaries, successors or assigns of all or substantially all of the business of such Securityholder shall (and such Securityholder shall use such Securityholder's commercially reasonable efforts to instruct its officers, directors and employees, if any, and its representatives and agents not to, and to not permit any of them to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person (other than Georgia-Pacific, any of its affiliates or representatives) concerning any Acquisition Proposal.

     7. Representations and Warranties of the Securityholders. Each Securityholder, severally and not jointly, hereby represents and warrants to the Company as follows:

     (a) On the date hereof, such Securityholder is the record and Beneficial Owner of the number of Securities as set forth opposite such Securityholder's name on Schedule I of this Agreement. On the date hereof, the Securities constitute all of the Securities held of record or Beneficially Owned by such Securityholder. Each Securityholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition, sole power of conversion, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Such Securityholder has the legal capacity, requisite limited partnership power and authority to enter into and perform all of such Securityholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Securityholder will not violate any other agreement to which such Securityholder is a party including, without limitation, the Conversion Agreement, any voting agreement, proxy arrangement, pledge agreement, security agreement, partnership agreement, shareholders' agreement, transfer restriction agreement, sale agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Securityholder and constitutes a valid and binding agreement of such Securityholder, enforceable against such Securityholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Securityholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Securityholder of the transactions contemplated hereby.

     8. Stop Transfer. Each Securityholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of its Securities, unless such transfer is made in compliance with this Agreement. Each Securityholder understands and acknowledges that the Company's transfer agent will be instructed not to transfer such shares, unless such transfer is made in accordance with this Agreement.

     9. Termination. The covenants, agreements and proxy shall terminate upon the earlier to occur of (i) a Changed Board Recommendation, (ii) the termination of the Merger Agreement in accordance with Article VIII thereof or (iii) the consummation of the transactions contemplated by the Merger Agreement.

     10.  Miscellaneous.

     (a) Specific Performance. Each Securityholder recognizes and agrees that if for any reason any of the provisions of this Agreement are not performed by such Securityholder in accordance with its specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the Company for which money damages would not be an adequate remedy. Accordingly, each Securityholder agrees that, in addition to any other available remedies, the Company and Georgia-Pacific shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the Company or Georgia-Pacific, as the case may be, posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, such Securityholder will not allege, and hereby waives the defense, that there is an adequate remedy at law.

     (b) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     (c) Attorneys' Fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

     (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     (e) Entire Agreement. This Agreement together with the Registration Rights Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     (f) Consent to Jurisdiction, Etc. Each of the parties hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the District of Delaware or in any Delaware state court (in law or equity) having subject matter jurisdiction over such matters, and each of the parties hereto consents and agrees to personal jurisdiction and waives any objection as to the venue of such courts for purposes of such action.

     (g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt by delivery in person, by facsimile

(which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested):

               If to a Securityholder, to the address set forth below its name on Schedule I of this Agreement:

                  If to the Company, to:

                     Plum Creek Timber Company, Inc.
                     999 Third Avenue
                     Seattle, Washington 98104
                     Attention:  Vice President and General Counsel
                     Facsimile:  (206) 467-3799

                  with a copy (which shall not constitute notice) to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     300 South Grand Avenue
                     Los Angeles, California 90071
                     Attention: Joseph J. Giunta
                                Gregg A. Noel
                     Facsimile: (213) 687-5600

                  If to Georgia-Pacific, to:

                     Georgia-Pacific Corporation
                          133 Peachtree Street, N.E.
                              Atlanta, Georgia 30303
                          Attention: Vice President and Deputy General Counsel
                          Facsimile: (404) 230-1611

                  with a copy (which shall not constitute notice) to:

                                     Simpson, Thacher & Bartlett
                                     425 Lexington Avenue
                                     New York, New York 10017
                                     Attention: Mario A. Ponce
                                     Facsimile: (212) 455-2500
                    and to

                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia 30303
                           Attention:  William R. Spalding
                           Facsimile:  (404) 572-5100

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (h) Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this agreement.

     (i) Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective heirs, legal representatives, estates, executors, successors and permitted assigns of the parties and such persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective heirs, legal representatives, estates, executors, successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Securityholder without the prior written consent of the Company or by the Company without the prior written consent of each Securityholder party hereto.

     (j) Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

     (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                           [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         PLUM CREEK TIMBER COMPANY, INC.


                         By: /s/ Rick R. Holley
                             ---------------------------
                             Name:  Rick R. Holley
                             Title: President and Chief
                                    Executive Officer



                         GEORGIA-PACIFIC CORPORATION


                         By: /s/ A.D. Correll
                             ----------------------------
                             Name:  A.D. Correll
                             Title: Chairman, Chief Executive
                                    Officer and President



                         PC ADVISORY PARTNERS I, L.P.


                         By: PC Advisory Corp. I
                             Its general partner


                                 By: /s/ John H. Scully
                                     ---------------------------
                                     Name:  John H. Scully
                                     Title: President

                         PC INTERMEDIATE HOLDINGS, L.P.


                         By: PC Advisory Partners I, L.P.
                             Its general partner


                         By: PC Advisory Corp. I
                             Its general partner


                                  By: /s/ John H. Scully
                                      ----------------------------
                                       Name: John H. Scully
                                       Title: President

                                  Schedule I
                                  ----------

                                                                 Number of
                                             Number of           Shares of
                                             Shares of            Special
                                              Common              Voting
          Securityholder                       Stock               Stock
          --------------                       -----               -----
PC Advisory Partners I, L.P.                   164,987             6,346
c/o SPO Partners & Co.
591 Redwood Highway
Suite 3215
Mill Valley, California 94941

PC Intermediate Holdings, L.P.              16,333,722           628,220
c/o SPO Partners & Co.
591 Redwood Highway
Suite 3215
Mill Valley, California 94941

                                      12